Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of February 7, 2012 by and among Affinity Gaming, LLC, a Nevada limited liability company, and the parties set forth on the signature page hereto.

WHEREAS, each Holder (i) held 10% or more of the Equity Securities on the date on which the plan of reorganization of the Company’s predecessor entity was consummated and (ii) pursuant to Section 4.1 of this Agreement agrees to consent (if its consent is sought) to the Company’s conversion from a limited liability company to a corporation (the “Incorporation”); and

WHEREAS, to induce each Holder to consent to the Incorporation, the Company has agreed to provide each Holder with the registration rights set forth in this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

SECTION. 1.                         Definitions.  As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

1.1.                            “Affiliate” means with respect to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such specified Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

1.2.                            “Agreement” means this Registration Rights Agreement, as this agreement may be amended, modified, supplemented or restated from time to time after the date hereof.

1.3.                            “Assignee” has the meaning set forth in Section 5.2(c).

1.4.                            “automatic shelf registration statement” has the meaning set forth in Section 2.1(k)(i).

1.5.                            “Beneficially Own(ed)” means beneficially owned as determined under Rule 13d-3 promulgated under the Exchange Act.

1.6.                            “Board” means the board of directors of the Company.

1.7.                            “Business Day” means any day of the year on which national banking institutions located in New York, New York are open to the public for conducting business and are not required or authorized to close.  If the time to perform any action hereunder falls on a day that is not a Business Day, such time will be extended to the next Business Day.

1.8.                            “Company” means Affinity Gaming, LLC and shall include any successor thereto by merger, consolidation or acquisition of substantially all the assets thereof (including the entity surviving the Incorporation), or otherwise, including any parent or subsidiary entity that undertakes a public offering in lieu of the Company.

1.9.                            “counsel to the Participating Holders” means one law firm selected by the Majority Participating Holders.

1.10.                     “Demand Exercise Notice” has the meaning set forth in Section 2.1(a).

1.11.                     “Demand Registration” has the meaning set forth in Section 2.1(a).

1.12.                     “Demand Registration Statement” means a registration statement filed pursuant to Section 2.1(a).

1.13.                     “Equity Securities” means, any and all limited liability company units or shares of common stock or other equivalents of (however designated) the equity of the Company, either prior to or after the Incorporation.

1.14.                     “Exchange Act” means the Securities Exchange Act of 1934, as amended, as the same shall be in effect at the time.

1.15.                     “FINRA” means the Financial Industry Regulatory Authority, Inc.

1.16.                     “Gaming Authority” means the Nevada Gaming Commission, the Missouri Gaming Commission, the Iowa Racing and Gaming Commission and any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company any of its subsidiaries.

1.17.                     “Holder” means any Person who is a party to this Agreement or any Assignee.

1.18.                     “Holder Demand” has the meaning set forth in Section 2.1(a).

1.19.                     “Incorporation” has the meaning set forth in the recitals.

1.20.                     “indemnified party” means any Person seeking indemnification pursuant to Section 2.6.

1.21.                     “indemnifying party” means any Person from whom indemnification is sought pursuant to Section 2.6.

1.22.                     “Indemnitees” has the meaning set forth in Section 2.6(a).

1.23.                     “Initiating Holder” means the Holder delivering a Holder Demand as provided for under Section 2.1(a).

1.24.                     “Losses” has the meaning set forth in Section 2.6(a).

1.25.                     “Majority Participating Holders” means, at any time, Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2.

1.26.                     “Marketed Underwritten Offering” has the meaning set forth in Section 2.4(b).

1.27.                     “Participating Holders” means any Holder participating in any offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

1.28.                     “Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

1.29.                     “Piggyback Registration Statement” has the meaning set forth in Section 2.2(a).

1.30.                     “Qualified Public Offering” means a sale pursuant to a firm commitment underwriting of Equity Securities pursuant to a registration statement under the Securities Act that results in aggregate cash proceeds to the Company of at least $20 million (net of underwriting discounts and commissions).

1.31.                     “Registrable Securities” means any Equity Securities now or hereafter held by a Holder.  Registrable Securities shall include any shares of capital stock, limited liability company units, warrants or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of Registrable Securities.  As to any particular Registrable Securities, such Equity Securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such Equity Securities shall have become effective under the Securities Act and such Equity Securities shall have been sold, transferred or disposed of in accordance with such registration statement, (b) such Equity Securities have been sold in sales that comply with Rule 144, (c) the Holder who holds such Equity Securities has the right (as reasonably determined by such Holder) to immediately sell, in a single transaction, all of such Holder’s Equity Securities in a sale that complies with Rule 144, without compliance with the volume limitations, manner of sale, or notice requirements of Rule 144, (d) the Holder who holds such Equity Securities has, in its sole discretion, provided notice to the Company that such Equity Securities shall not be deemed Registrable Securities or (e) the Equity Securities shall have ceased to be outstanding.

1.32.                     “Registration Expenses” means all fees and expenses incurred in connection with the Company’s performance of or compliance with Section 2 hereof, including, without limitation, (i) all registration, filing and applicable SEC fees, FINRA fees, national securities exchange or inter-dealer quotation system fees, foreign stock exchange fees and fees and expenses of complying with state, federal or foreign securities or blue sky laws (including fees and disbursements of counsel to the underwriters in connection with “blue sky” or foreign qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), (ii) all printing (including printing certificates for the Registrable Securities (if they are to be certificated) in a form eligible for deposit with The Depository Trust Company and printing preliminary and final prospectuses or other offering documents), duplicating, telephone, and messenger and delivery expenses, (iii) all fees and disbursements of counsel to the Company and of its independent public accountants, including the expenses of “cold comfort” letters required by, or incident to, such registration, (iv) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, and (v) all transfer taxes; provided, however, that (i) Registration Expenses shall exclude, and the Participating Holders shall pay, underwriting discounts and commissions in respect of the Registrable Securities being registered for such Participating Holder, (ii) if the managing underwriter for an offering of Registrable Securities requests that senior management of the Company participate in a “roadshow” pursuant to Section 2.4(b), the Participating Holders for such offering shall pay, or reimburse the Company for, any third party costs and expenses incurred by the Company or its officers and directors in connection with such “roadshow” and (iii) Registration Expenses shall exclude, and the Initiating Holder shall pay, any expenses that the Initiating Holder has agreed to pay pursuant to Section 2.1(a), Section 2.1(d) or Section 2.1(j).

1.33.                     “Regulation S” means Regulation S promulgated by the SEC under the Securities Act and any successor regulation.

1.34.                     “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act and any successor provision.

1.35.                     “Rule 144A” means Rule 144A promulgated by the SEC under the Securities Act and any successor provision.

1.36.                     “SEC” means the Securities and Exchange Commission.

1.37.                     “Section 2.2 Sale Amount” has the meaning set forth in Section 2.2(d).

1.38.                     Securities Act” means the Securities Act of 1933, as amended, as the same shall be in effect at the time.

1.39.                     “Selected Courts” has the meaning set forth in Section 5.4(b).

SECTION. 2.                         Registration Under Securities Act.

2.1.                            Registration on Demand.

(a)                                 Demand.  At any time following the Incorporation, each Holder holding Registrable Securities may require the Company to effect the registration under the Securities Act of all or part of its Registrable Securities (a “Demand Registration”), by delivering a written request (a “Holder Demand”) therefor to the Company specifying the number of Registrable Securities to be registered (which, for the sake of clarity, may be all Registrable Securities held or that may be held by the Holder) and the intended method of distribution thereof (which, if not set forth in such Holder Demand, shall be as set forth in Section 2.1(c)); provided that, each Holder shall have the right to deliver only one Holder Demand, it being understood that a Holder Demand shall not count as a Holder Demand and a registration requested pursuant to this Section 2.1 shall not be deemed a Demand Registration and the Company shall not be deemed to have satisfied its obligations hereunder (i) unless (x) the Holder Demand results in the relevant Demand Registration Statement being declared effective by the SEC, (y) the Demand Registration Statement remains effective until all Registrable Securities held by the Initiating Holder cease to be Registrable Securities or such longer period as required by Section 2.1(e), and (z) the Company has complied with all of its obligations under this section, or (ii) if after the Demand Registration Statement has become effective, (x) such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental authority or court, (y) the Demand Registration Statement is withdrawn for any reason other than upon the request of the Initiating Holder (in which case it shall not be deemed a Demand Registration if the Initiating Holder pays the Registration Expenses incurred by the Company in connection with such Demand Registration).  For the sake of clarity, it is understood that any Holder may submit a Holder Demand at any time following the Incorporation and, in such case, the Company is obligated, subject to the terms and conditions hereof, to file and maintain the effectiveness of the relevant Demand Registration Statement until all Registrable Securities held by the Initiating Holding cease to be Registrable Securities or for such longer period as required by Section 2.1(e).

(b)                                 The Company shall give written notice (the “Demand Exercise Notice”) of the Holder Demand to all other Holders such that each such Holder shall have the option, within 10 days after the receipt of the Demand Exercise Notice (or five days if, at the request of the Initiating Holder, the Company states in such written notice or gives telephonic notice to each Holder, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date) to request, in writing, that the Company include in such registration any Registrable Securities held by such Holder (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder).  The

                                                Company shall use its reasonable best efforts to (i) file a registration statement under the Securities Act within 60 days following receipt of the Demand Exercise Notice covering the Registrable Securities which the Company has been so requested to register by the Initiating Holder and any other Holders which have made such written request in a timely manner in accordance with the prior sentence and (ii) cause such registration to be declared effective by the SEC within 120 days following receipt of the Demand Exercise Notice.  The Company shall (x) use its reasonable best efforts to effect the registration of Registrable Securities for distribution in accordance with the intended method of distribution set forth in the Holder Demand, or if not set forth in the Holder Demand, as set forth in Section 2.1(c) and (y) obtain acceleration of the effective date of the registration statement relating to such registration to the earliest date practicable, or such other date as is requested by the Initiating Holder.

(c)                                  Registration Statement Form.  Registrations under this Section 2.1 shall be on such registration statement to which the Company is eligible (i) as shall be selected by the Initiating Holder and as shall be reasonably acceptable to the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Holder Demand, which, unless otherwise specified in such request, shall be a continuous or delayed basis offering pursuant to Rule 415 under the Securities Act and contemplate a sale by the Initiating Holder in any manner permitted by law, including an underwritten or otherwise marketed offering (subject to Section 2.4(b)) or the use of a placement agent, initial purchaser or broker, or a block trade.

(d)                                 Expenses.  The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registration requested pursuant to this Section 2.1, regardless of whether the registration statement is declared effective.  Notwithstanding the foregoing (i) the provisions of this Section 2.1(d) shall be deemed amended to the extent necessary to cause these expense provisions to comply with “blue sky” laws of each state or the securities laws of any other jurisdiction in the United States and its territories or any foreign jurisdiction in which the offering is made and (ii) to the extent that a Participating Holder offers to sell or sells Registrable Securities pursuant to a Demand Registration Statement in a non-U.S. jurisdiction in which the Registrable Securities have not previously been offered by the Company for its own account, all expenses arising from such offers or sales shall be borne by the Participating Holder whose offer or sales gave rise to such expenses rather than the Company.

(e)                                  Effective Registration Statement.  The Company will use its reasonable best efforts to maintain the effectiveness of any Demand Registration Statement until all of the Registrable Securities included in such registration statement cease to be Registrable Securities or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel to the managing underwriter or underwriters, a prospectus is required by law to be delivered in connection with offers and sales of Registrable Securities by an underwriter or dealer.  If any Demand Registration Statement may not be kept effective beyond a specific period of time pursuant to SEC rules or otherwise, the Company shall use its reasonable best efforts to (i) file and cause to become effective another registration statement, as soon as practicable, and (ii) maintain the effectiveness of the registration statement referred to in the prior clause, in each case, until all Registrable Securities registered on such Demand Registration Statement are no longer Registrable Securities.

(f)                                   Selection of Underwriters.  The underwriters of each underwritten offering of the Registrable Securities pursuant to this Section 2.1 shall be selected by the Initiating Holder with the consent of the Company, not to be unreasonably withheld or delayed.

(g)                                  Right to Withdraw.  Any Participating Holder shall have the right to withdraw its request for inclusion of Registrable Securities in any registration statement pursuant to this Section 2.1 by giving written notice to the Company of its request to withdraw at any time prior to the effective date of such registration statement or otherwise in accordance with the process established in connection with the offering.  Upon receipt of notice from the Initiating Holder to such effect, the Company shall cease all efforts to obtain effectiveness of the applicable registration statement.

(h)                                 Limitations on Registration on Demand.  The Company shall not be obligated to file any Demand Registration Statement upon the request of a Holder pursuant to this Section 2.1 within 180 days after the effective date of a Piggyback Registration Statement in which such Holder was permitted to register, and actually sold pursuant to such Piggyback Registration Statement, at least 67% of the Registrable Securities requested to be included therein by such Holder.

(i)                                     Priority in Registrations on Demand.  Whenever the Company effects a registration pursuant to this Section 2.1 in connection with an underwritten offering by Holders, only Registrable Securities shall be covered by such registration statement.  If any registration pursuant to a Holder Demand involves an underwritten offering and the managing underwriter(s) of such offering shall inform the Company of its belief that the number of Registrable Securities requested to be included in such registration pursuant to this Section 2.1 exceeds the largest number that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Initiating Holder, then the Participating Holders shall be entitled to participate on a pro rata basis based on the number of

                                                Registrable Securities requested to be included in the offering by each such Participating Holder.

(j)                                    Postponement.  If the Board determines, in its reasonable judgment, that registration pursuant to the Demand Registration Statement would:

(i)                         materially impede, interfere or delay any material financing (including an underwritten public offering), acquisition, sale, merger or other similar business transaction involving the Company or the negotiations thereof;

(ii)                      require premature disclosure of material information that the Company has a valid business purpose for preserving as confidential;

(iii)                   render the Company unable to comply with requirements under the Securities Act or Exchange Act;

(iv)                  require the Company to prepare (a) audited financial statements as of a date other than its fiscal year end (unless the Initiating Holder or one or more other Participating Holders agrees to pay the reasonable costs and expenses of this audit) or (b) pro forma financial statements that are required to be included in a registration statement (unless the Initiating Holder or one or more other Participating Holders agrees to pay the reasonable costs and expenses relating to the preparation of such pro forma financial statements); or

(v)                     within 90 days of the date of this Agreement, have a material adverse effect on the Company,

then (x) the Company may postpone filing the Demand Registration Statement (but not its preparation) until such reason no longer exists, but not to a date later than (A) in the case of a postponement pursuant to clause (i) — (iv) above, 90 days from the date of the initial request to file the Demand Registration Statement, and (B) in the case of a postponement pursuant to clause (v) above, 90 days from the date of this Agreement and (y) if the Demand Registration Statement has been filed, but not declared effective, the Company may postpone requesting the effectiveness of the Demand Registration Statement, but not to a date later than (A) in the case of a postponement pursuant to clause (i) — (iv) above, 120 days following the date of the initial request to file the Demand Registration Statement and (B) in the case of a postponement pursuant to clause (v) above, 90 days from the date of this Agreement; provided, that in the case of such postponement the Initiating Holder shall be entitled to withdraw such Holder Demand and, if such Holder Demand is withdrawn, such Demand Registration Statement shall not count as a Demand Registration.

(k)                                 Additional Registrable Securities.  If at any time after submission of a Holder Request or the filing or effectiveness of a Demand Registration Statement, the Initiating Holder acquires additional Registrable Securities, such Initiating Holder may provide notice to the Company that it wishes to have such additional Registrable Securities registered on the relevant Demand Registration Statement and, in such case, the Company shall, as soon as practicable, use its reasonable best efforts to take whatever actions are necessary to do so, including filing any prospectus supplement or post-effective amendments to such Demand Registration Statement; provided, however, that the Company shall not be required to file any prospectus supplement or post-effective amendment that registers Registrable Securities with a value of less than $100,000 (which shall be determined by the number of Registrable Securities multiplied by the then fair market value of such share of Equity Securities) at the time of such filing.

2.2.                            Incidental Registration.

(a)                                 Right to Include Registrable Securities.  If the Company at any time proposes to register any Equity Securities under the Securities Act by registration on Form S-1 or S-3, or any successor or similar form(s) (except registrations (i) solely for registration in connection with an employee benefit plan on Form S-8 or any successor form thereto or (ii) in connection with any acquisition or merger on Form S-4 or any successor form thereto), whether or not for sale for its own account or the account of another Person, it will each such time give prompt written notice (but in no event less than 15 days prior to the effectiveness of a registration statement with respect thereto) to each of the Holders of its intention to do so and such notice shall offer the Holders of such Registrable Securities the opportunity to register under such registration statement (each, a “Piggyback Registration Statement”) such number of Registrable Securities as each such Holder may request in writing.  Upon the written request of any of the Holders (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder), within 15 days after the receipt of any such notice (or five days if the Company states in such written notice or gives telephonic notice to each Holder, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned offering date), the Company shall include in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by each Holder; provided, however, that if, at any time after giving written notice of its intention to register any Equity Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such Equity Securities, the Company shall give written notice of such determination and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the

                                                Holders to request that such registration be effected as a registration under Section 2.1 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other Equity Securities.  No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1.

(b)                                 Right to Withdraw.  Any Holder shall have the right to withdraw its request for inclusion of Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw at any time prior to the effective date of such registration statement or otherwise in accordance with the process established in connection with the offering (and, for the sake of clarity, in the case of such withdrawal, such Holder shall not be obligated to reimburse the Company for any expenses incurred in connection with such registration statement).  In the event that the Holder has requested inclusion of Registrable Securities in a shelf registration, the Holder shall have the right, but not the obligation, to participate in any offering of Equity Securities under such shelf registration.

(c)                                  Right to Postpone or Withdraw by the Company.  The Company may postpone or withdraw the filing or the effectiveness of the Piggyback Registration at any time in its sole discretion.

(d)                                 Priority in Incidental Registrations.  If any registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter(s) of such offering shall inform the Company of its belief that the number of Registrable Securities requested to be included in such registration or offering, when added to the number of Equity Securities, if any, to be offered by the Company in such registration or offering exceeds the largest number that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company and the Majority Participating Holders (the “Section 2.2 Sale Amount”), then the Company shall include in such registration or offering first, pro rata among the Company, the Holder requesting inclusion of Registrable Securities in such registration and the other Holders, on a pro rata basis based on the number of shares of Equity Securities each proposes to register and second, pro rata among any other selling security holders on a pro rata basis based on the number of shares of Equity Securities each proposes to register; provided, that if such offering is initiated by and for the account of the Company, then the Company shall include, first, the number of Equity Securities that the Company proposes to register, second, the Registrable Securities requested to be included in such offering, which will be allocated on a pro rata basis among the Holders based on the number of shares of Registrable Securities each proposes to register and, third, the number of Equity Securities requested to be included by any other selling security holders, which will be allocated on a pro rata basis among any other selling security holders based on the number of Equity Securities each proposes to register.

(e)                                  Expenses.  The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registration requested pursuant to this Section 2.2.  Notwithstanding the foregoing, the provisions of this Section 2.2(e) shall be deemed amended to the extent necessary to cause these expense provisions to comply with “blue sky” laws of each state or the securities laws of any other jurisdiction in the United States and its territories or any foreign jurisdiction in which the offering is made.

(f)                                   Selection of Underwriters.  The underwriters of each underwritten offering which may include Registrable Securities pursuant to this Section 2.2 shall be selected by a majority of the participating holders included in such underwritten offering, with the consent of the Company, not to be unreasonably withheld or delayed; provided that if the Company initiates a registration pursuant to this Section 2.2, the Company shall select the managing underwriter in connection with the offering of Equity Securities pursuant to such registration statement.

2.3.                            Registration Procedures.

(a)                                 If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to either Section 2.1 or Section 2.2 hereof, the Company shall use its reasonable best efforts to:

(i)                                     prepare and file with the SEC (and in the case of a demand pursuant to Section 2.1, within 60 days after receipt by the Company of a Demand Exercise Notice) a registration statement on an appropriate registration form of the SEC for the disposition of such Equity Securities or Registrable Securities in accordance with the intended method of disposition thereof which registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed or incorporated by reference therewith, and thereafter use its reasonable best efforts to cause such registration statement to become and remain effective (in the case of a demand pursuant to Section 2.1, within 120 days after receipt by the Company of a Demand Exercise Notice) until (A) with respect to a demand pursuant to Section 2.1, as set forth in Section 2.1(e) and (B) with respect to any other offering, until the sale of all Registrable Securities thereunder.

(ii)                                  in connection with a demand pursuant to Section 2.1, take any actions contemplated by that section, including Section 2.1(e);

(iii)                               prepare and file with the SEC any amendments and supplements to such registration statement and the prospectus used in connection therewith, or any free writing prospectus related thereto, as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the Participating Holders set forth in such registration statement for such period as provided for in Section 2.3(a)(i) above;

(iv)                              furnish, without charge, to each Participating Holder and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, each free writing prospectus utilized in connection therewith (it being understood that the Company consents to the use of such prospectus or any amendment or supplement thereto or free writing prospectus by each Participating Holder and the underwriters in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto), which documents will be subject to the review and comment of such Participating Holders and underwriter(s) in connection with such sale, if any, for a period of at least three Business Days.  Notwithstanding the foregoing, the Company shall not be required to take any actions under this section that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

(v)                                 use its reasonable best efforts (A) to register or qualify all Registrable Securities and other Equity Securities covered by such registration statement under such state, federal or foreign securities or blue sky laws where an exemption is not available and as the Majority Participating Holders or any managing underwriter shall request, (B) to keep such registration or qualification in effect for so long as such registration statement remains in effect, (C) to take any and all other actions which may be necessary or advisable to enable the Participating Holders or underwriters to consummate the disposition in such jurisdictions of the Registrable Securities to be sold by the Participating Holders or underwriters or (D) to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other local, state, federal, or foreign governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Participating Holders to consummate the disposition of such Registrable Securities; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.3, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(vi)                              use commercially reasonable efforts to obtain a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, in each case, addressed to each Participating Holder and each underwriter, in customary form and covering such matters of the kind customarily covered by comfort letters as the managing underwriter therefor or the Majority Participating Holders  reasonably request;

(vii)                           use its reasonable best efforts to furnish, upon the request of a Participating Holder, to each underwriter and a signed counterpart to each Participating Holder, an opinion of counsel to the Company in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(viii)                        promptly notify each Participating Holder and each managing underwriter (A) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to such registration statement or any free writing prospectus has been filed, with respect to such registration statement or any post-effective amendment, when the same has become effective; (B) of the receipt by the Company of any comments from the SEC or receipt of any request by the SEC for additional information with respect to any registration statement or the prospectus related thereto or any request by the SEC for amending or supplementing the registration statement and the prospectus used in connection therewith; (C) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (E) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, any document incorporated therein by reference, any free writing prospectus or information conveyed to any purchaser, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (E), promptly prepare and furnish, at the Company’s expense, to each Participating Holder and each managing underwriter a number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Equity Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(ix)                              otherwise comply with all applicable rules and regulations of the SEC, and make available to holders of Equity Securities, as soon as practicable (and in any event within 16 months after the effective date of the registration statement), an earnings statement covering the period of at least 12 consecutive months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(x)                                 provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(xi)                              (A) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal exchange on which similar Equity Securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) subject to Section 4.2, if no similar Equity Securities are then so listed, use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange;

(xii)                           deliver promptly to counsel to the Participating Holders and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to such registration statement;

(xiii)                        use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

(xiv)                       provide a CUSIP number for all Registrable Securities no later than the effective date of the registration statement and provide the applicable transfer agents with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xv)                          cause its officers and employees to participate in, and to otherwise facilitate and cooperate with the preparation of the registration statement and prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions and the marketing of the Registrable Securities covered by the registration statement (including, without limitation, subject to Section 2.4(b), participation in “road shows”);

(xvi)                       enter into and perform its obligations under such customary agreements (including, without limitation, if applicable, an underwriting agreement as provided for in Section 2.4 herein) and take such other actions as the Majority Participating Holders or managing underwriter(s) shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(xvii)                    promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) or Majority Participating Holders request to be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xviii)                 cooperate with each Participating Holder and the managing underwriter, and its respective counsel in connection with any filings required to be made with FINRA, the New York Stock Exchange, the NASDAQ Stock Market, or any other securities exchange on which such Registrable Securities are traded or are to be traded;

(xix)                       cooperate with the Participating Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such

Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions, subject to applicable securities laws, of the Participating Holders at least five Business Days prior to any sale of Registrable Securities and instruct any transfer agent or registrar of Registrable Securities to release any stop transfer orders in respect thereof, subject to applicable securities laws;

(xx)                          take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xxi)                       in connection with any underwritten offering (whether or not off a shelf registration statement), if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

(b)                                 Each Holder agrees that, in connection with any offering pursuant to this Agreement, it will not prepare or use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Securities Act) without the prior written authorization of the Company (which authorization shall not be unreasonably withheld), and will not distribute any written materials in connection with the offer or sale of the Registrable Securities pursuant to any registration statement hereunder other than the Prospectus and any such free writing prospectus so authorized.

(c)                                  Each Participating Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(a)(viii)(C) or (E), each Participating Holder will discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of Section 2.3(a)(viii)(C), its receipt of notice from the Company that such stop order or suspension of effectiveness is no longer in effect, and in the case of Section 2.3(a)(viii)(E), its receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(a)(viii)(E) (such period, the “Suspension Period”).

(d)                                 In connection with an underwritten offering related to a shelf take down, the Company will comply with all of these registration procedures as reasonably appropriate for the relevant Demand Registration Statement.

2.4.                            Underwritten Offerings.

(a)                                 Demand Underwritten Offerings.  If requested by the underwriter, placement agent or initial purchaser for any offering pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement, placement agent agreement or initial purchaser agreement with the managing underwriter(s), placement agent or initial purchaser selected by the Initiating Holder pursuant to Section 2.1(f).  Such agreement shall be reasonably satisfactory in form and substance to the Company and the Initiating Holder for the applicable Demand Registration Statement and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, customary provisions relating to indemnification and contribution which are no less favorable to the recipient than those provided in Section 2.6 hereof.  The Initiating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, placement agent or initial purchaser shall also be made to and for the benefit of each Participating Holder and that any or all of the conditions precedent to the obligations of such underwriter, placement agent or initial purchaser under the relevant agreement be conditions precedent to the obligations of each Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement.  No Participating Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, its intended method of distribution, and disclosures related to the foregoing; and any liability of any Participating Holder to any underwriter, placement agent or initial purchaser or other Person under such underwriting agreement, placement agent agreement or initial purchaser agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of underwriting discounts and commissions) that it derives from such registration.

(b)                                 Limitation on Marketed Demand Underwritten Offerings.  A Holder will not have the right to effect a sale of Registrable Securities pursuant to a registration statement filed pursuant to Section 2.1 using a prospectus in a customary underwritten marketed offering until after the Company has completed a Qualified Public Offering (such underwritten offering, a “Marketed Underwritten Offering”).  Subject to any lock-up agreement entered into pursuant to Section 2.7(b), following the date on which the Company has completed a Qualified Public Offering, each Holder will have the right to sell securities pursuant to a Marketed Underwritten Offering using a Demand Registration Statement or Piggyback Registration Statement (as determined by such Holder) up to two times per year until it no longer holds any Registrable Securities.  For the avoidance of doubt, (i) any Holder may submit a Holder Demand, and, subject to the terms and conditions herein, the Company shall be obligated to file a Demand Registration Statement, have such Demand Registration Statement declared effective, maintain the effectiveness of such registration statement, and comply with its other obligations hereunder prior to a Qualified Public Offering and (ii) any Participating Holder may offer for sale and sell Registrable Securities pursuant to a Demand Registration Statement using a placement agent or broker (which shall not constitute a Marketed Underwritten Offering) or any method other than a Marketed Underwritten Offering from time to time, without limitation on amount of times, prior to and following a Qualified Public Offering.  In a Marketed Underwritten Offering, (i) the underwriter(s) will be selected by the Initiating Holder in accordance with Section 2.1(e) and (ii) upon the request of the managing underwriter for such offering, appropriate senior management of the Company (including the chief executive officer and chief financial officer) will participate in any “roadshow” reasonably requested by such underwriter, subject to reasonable notice to such participant; provided, however, that such Holder shall bear any third party costs and expenses of the “roadshow”, including, for the avoidance of doubt, the third party costs and expenses incurred by the Company or its officers and directors in connection with the “roadshow.”

(c)                                  Incidental Underwritten Offerings.  In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Registrable Securities to be included in such registration shall be subject to such underwriting agreement.  The Majority Participating Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Participating Holders; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement.  None of the Participating Holders shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, its intended method of distribution and disclosures related to the foregoing; and any liability of any Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of underwriting discounts and commissions) that it derives from such registration.

(d)                                 Participation in Underwritten Registrations.  In the case of an underwritten registration pursuant to Section 2.1 or Section 2.2 hereof, as the Company may from time to time reasonably request in writing, the Company may require the Participating Holders (i) to furnish the Company such customary information regarding such Participating Holders and the distribution of the Registrable Securities to enable the Company to comply with the requirements of applicable laws or regulations in connection with such registration and (ii) to complete and execute all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.  The Company shall not be obligated to effect the registration of any Registrable Securities of a particular Participating Holder unless such information and documents regarding such Participating Holder and the distribution of such Participating Holder’s Registrable Securities is timely provided to the Company.

2.5.                            Preparation; Reasonable Investigation.  In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Participating Holders, the managing underwriter(s), and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, and give each of the foregoing parties access to its books and records, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and such opportunities to discuss the business of the Company and its subsidiaries with their respective directors, officers and employees and the independent public accountants who have certified the Company and its subsidiaries’ financial statements, and supply all other information and respond to all inquiries requested by such Participating Holders, managing underwriter(s), or their respective counsel, accountants or other representatives or agents in connection with such registration statement, as shall be necessary or appropriate, in the opinion of counsel to such Participating Holder or managing underwriter(s), to conduct a reasonable investigation within the meaning of the Securities Act, and include such information in such document prior to the filing thereof as such Participating Holders or managing underwriter(s), if any, reasonably may request; provided that any Participating Holder or representative thereof requesting or receiving such information shall agree to be bound by reasonable confidentiality agreements and procedures with respect thereto.

2.6.                            Indemnification.

(a)                                 Indemnification by the Company.  The Company agrees that in the event of any registration of any Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, (i) each of the Participating Holders and their Affiliates, (ii) each of the Participating Holders and their Affiliate’s respective officers, directors, members, partners, equity holders, employees, representatives and agents and (iii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Person referred to in clause (i) or (ii) (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as the “Indemnitees”), from and against any losses, penalties, fines, liens, judgments, suits, claims, damages, liabilities, costs and expenses (including attorney’s fees and any amounts paid in any settlement effected in compliance with Section 2.6(e)) or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof, and whether or not such Indemnitee is a party thereto) (“Losses”), to which such Indemnitee has become or may become subject under the Securities Act or otherwise, insofar as such Losses arise out of, relate to or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Equity Securities were registered under the Securities Act, any preliminary prospectus, final prospectus contained therein, any amendment or supplement thereto, any documents incorporated by reference therein, or any free writing prospectus or road show utilized in connection therewith, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) any violation by the Company of any applicable federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company shall reimburse such Indemnitee for its reasonable legal and other fees and expenses incurred by it in connection with investigating or defending any such Loss; provided that the Company shall not be liable to an Indemnitee to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, any such preliminary prospectus, final prospectus, any amendment or supplement thereto or document incorporated by reference therein, or any such free writing prospectus or road show, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnitee for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement, document or free writing prospectus or out of sales of Registrable Securities made during a Suspension Period after notice is given pursuant to Section 2.3(c) hereof and such notice is provided in accordance with Section 5.3(c) hereof.

(b)                                 Indemnification by Participating Holders.  As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from each Participating Holder so including any Registrable Securities to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law the Company, each director and officer of the Company, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and its Affiliates, and the Company and its Affiliates respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company to each of the Indemnitees, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Participating Holder to the Company for use in the preparation of such registration statement, any preliminary prospectus, final prospectus contained therein, any amendment or supplement thereto, or any free writing prospectus or road show utilized in connection therewith, and such Participating Holder shall reimburse such indemnified party for any reasonable legal or any other fees or expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided, however, that the aggregate liability of such indemnifying party under this Section 2.6(b) shall be limited to the amount of proceeds (net of underwriting discounts and commissions) received by such indemnifying party in the offering giving rise to such liability.  Each Participating Holder shall also indemnify and hold harmless all other prospective sellers and Participating Holders, their respective Affiliates, officers, directors, successors, assigns, members, partners, equity holders, employees, advisors, representatives (legal or otherwise), and agents, and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any such seller or Participating Holder to the same extent as provided above with respect to indemnification of the Company and underwriters.

(c)                                  Notices of Claims.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.6(a) or Section 2.6(b), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.6(a) or Section 2.6(b), except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 2.6.

(d)                                 Defense of Claims.  In case any such action or proceeding is brought against an indemnified party, except as provided for in the next sentence, the indemnifying party shall be entitled to participate therein and assume the defense thereof, jointly with any other indemnifying party, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than costs of investigation, and the indemnified party shall be entitled to participate in such defense at its own expense.  If (i) the indemnifying party fails to notify the indemnified party in writing, within 15 days after the indemnified party has given notice of the action or proceeding, that the indemnifying party will indemnify the indemnified party from and against all Losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the claim, (ii) the indemnifying party fails to provide the indemnified party with evidence acceptable to the indemnified party that the indemnifying party will have the financial resources to defend against the claim or proceeding and fulfill its indemnification obligations hereunder, (iii) after electing to participate in and assume the defense of such action or proceeding, the indemnifying party fails to defend diligently the action or proceeding within 10 days after receiving notice of such failure from such indemnified party; (iv) such indemnified party reasonably shall have concluded (upon advice of its counsel) that there may be one or more legal defenses available to such indemnified party or other indemnified parties which are not available to the indemnifying party; or (v) if such indemnified party reasonably shall have concluded (upon advice of its counsel) that, with respect to such claims, the indemnified party and the indemnifying party may have different, conflicting, or adverse legal positions or interests then, in any such case, the indemnified party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any fees and expenses therefor.

(e)                                  Consent to Entry of Judgment and Settlements.  No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed, or conditioned, provided, that, in the case where the indemnifying party shall have failed to take any of the actions listed in clauses (i), (ii) or (iii) of the last sentence of Section 2.6(d), the indemnified party shall have the right to compromise or settle such action on behalf of and for the account, expense, and risk of the indemnifying party and the indemnifying party will remain responsible for any Losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the action or proceeding to the fullest extent provided in this Section 2.6.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and (C) does not require any action other than the payment of money by the indemnifying party.

(f)                                   Contribution.  If for any reason the indemnification provided for in Section 2.6(a), Section 2.6(b) or Section 2.6(g) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then, in lieu of the amount paid or payable under Section 2.6(a), Section 2.6(b) or Section 2.6(g), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other hand, with respect to the statements or omissions which resulted in such Loss, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the Equity Securities covered by such registration statement as well as any other relevant equitable considerations.  The relative fault shall be determined by a Selected Court with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.6(f) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this Section 2.6(f).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 2.6(a), Section 2.6(b) or Section 2.6(g) shall be deemed to include, subject to the limitations set forth in Section 2.6(a), Section 2.6(b) and Section 2.6(g) any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding anything in this Section 2.6(f) to the contrary, no Participating Holder shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such Participating Holder from the sale of the Registrable Securities in the offering to which the Losses of the indemnified parties relate.

(g)                                  Other Indemnification.  Indemnification and contribution similar to that specified in the preceding subsections of this Section 2.6 (with appropriate modifications) shall be given by the Company and the Participating Holders with respect to any required registration or other qualification of Equity Securities under any state, federal or foreign securities or blue sky laws.  The indemnification agreements contained in this Section 2.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnitee or other indemnified party and shall survive the transfer of any of the Registrable Securities by any such party.

(h)                                 Indemnification Payments.  The indemnification and contribution required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or a Loss is incurred.

2.7.                            Limitation on Sale of Equity Securities.

(a)                                 For the Company.  If the Company receives notice from a Holder that it intends to effect a sale of Registrable Securities pursuant to an underwritten offering (including without limitation a Marketed Underwritten Offering), the Company agrees that, upon the reasonable request of the managing underwriter for such offering, the Company shall not effect any public sale, distribution or other disposition of any of its

Equity Securities or effect any registration of any of such Equity Securities under the Securities Act (in each case, except registrations (i) solely for registration of Equity Securities in connection with an employee benefit plan on Form S-8 or any successor form thereto or (ii) in connection with any acquisition or merger on Form S-4 or any successor form thereto), whether or not for sale for its own account, beginning on the date the Company receives such request until 90 days after the effective date of such sale, plus any customary extension periods (or such shorter period as the managing underwriter(s) may require).

(b)                                 For the Holders.  In connection with an underwritten primary sale by the Company of Equity Securities for its own account, each Holder agrees that for so long as this Agreement is in effect with respect to such Holder, it will to the extent reasonably requested in writing by the managing underwriter(s) for such sale, enter into a customary lock-up agreement; provided, however, that (i) such obligation shall apply only with respect to a Holder if the same lock-up agreement is entered into by both (x) all other persons who Beneficially Owns 2% or more of the Equity Securities and (y) persons who in the aggregate Beneficially Own 80% of the Equity Securities and (ii) the obligations under such lock-up agreement shall terminate and be of no further force in effect with respect to a Holder at such time as such Holder no longer holds Registrable Securities (or such earlier time as set forth in such lock-up agreement).

2.8.                            No Required Sale.  Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

2.9.                            Rule 144; Rule 144A; Regulation S.  The Company covenants that, at its own expense, it will file the reports required to be filed by it under the Securities Act and the Exchange Act, and, if any Holder shall desire to transfer any Registrable Securities pursuant to Rule 144, the Company will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, Rule 144A or Regulation S under the Securities Act or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of a Holder, the Company, at its own expense, will promptly deliver to such Holder (i) a written statement (which may be by e-mail) as to whether it has complied with the reporting requirements of the Securities Act and Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents as such Holder may reasonably request in order to avail itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.

2.10.                     Adjustments.  At the request of any Holder, in the event of any change in the capitalization of the Company as a result of any stock split, stock dividend, reverse split, combination, conversion, recapitalization, merger, consolidation, or otherwise, the provisions of this Section 2 shall be appropriately adjusted.  The Company agrees that it shall not effect or permit to occur any combination or subdivision of Equity Securities if such combination or subdivision (i) disproportionately affects any Holder without regard to such Holder’s size of holdings of Equity Securities or (ii) would materially adversely affect the ability of the Holders to include any Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

SECTION. 3.        Subsequent Registration Rights; No Inconsistent Agreements.

3.1.                            No Inconsistent Agreements.  Without the prior written consent of each Holder, the Company will not, on or after the date of this Agreement, enter into any agreement with respect to its Equity Securities that is inconsistent in any respect with the rights granted to the Holders in Section 2 or otherwise conflicts with the provisions of Section 2.  The Company warrants that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.

SECTION. 4.        Other Agreements.

4.1.                            Consent. Each Holder hereby agrees with the Company that if the Company seeks such Holder’s consent to approve the Incorporation, and as a result of such Incorporation, the rights of such Holder as a holder of Equity Securities are not disproportionately affected or materially impaired or materially adversely affected, such Holder will provide its consent to such Incorporation, such consent to be in the form acceptable to a majority of the lenders party to the Credit Agreement, dated as of December 31, 2010, by and among Herbst Gaming, LLC, Wilmington Trust Company, as administrative agent, and the lenders party thereto, as amended or supplemented from time to time.

4.2.                            Listing of Equity Securities.

At any time after October 1, 2012, a Holder holding Registrable Securities may require the Company to effect the listing of the Equity Securities on the NASDAQ Stock Market or the New York Stock Exchange by delivering a written request (the “Listing Demand Notice”) to the Company.  If and whenever the Company is required to effect the listing of the Equity Securities under this Section 4.2 hereof, the Company shall use its reasonable best efforts to consummate the listing of the Equity Securities (including all Registrable Securities) on the NASDAQ Stock Market or the New York Stock Exchange within 365 days after receipt by the Company of the Listing Demand Notice.

SECTION. 5.        Miscellaneous.

5.1.                            Amendments and Waivers.  This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement of the Company and each Holder, unless such amendment, waiver, modification or supplement affects only the Company and a particular Holder, in which case only the written agreement of the Company and such Holder is required.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

5.2.                            Assignment; Third Party Beneficiaries.

(a)                                 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives and permitted assigns.  Any Holder that ceases to own beneficially any Registrable Securities shall cease to be subject to the terms hereof (other than (i) the provisions of Section 2.6 applicable to such Holder with respect to any offering of Registrable Securities completed before the date such Holder ceased to own any Registrable Securities and (ii) this Section 5).

(b)                                 The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of each Holder.

(c)                                  Any Holder may, at its election and at any time or from time to time, assign some or all of its rights and delegate some or all of its duties under this Agreement, in whole or in part, (i) to an Affiliate or (ii) to any Person to whom the Holder sells, assigns or otherwise transfers any Equity Securities if following such transfer (but not before such transfer) such Person would Beneficially Own 10% or more of the Equity Securities (each, along with a Person described in clause (d) below, an “Assignee”); provided, that, no such assignment shall be binding upon or obligate the Company to any such Assignee (i) unless and until the Assignee delivers to the Company (A) a written notice stating the name and address of the Assignee and identifying the Equity Securities with respect to which such rights are being assigned, if any, (B) a written instrument by which such Assignee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such Assignee were a party hereto (or executes and delivers to the Company a counterpart to this Agreement and agrees to be treated as a “Holder” for all purposes of this Agreement) or (ii) if such sale, assignment other transfer of any Equity Securities is prohibited by a Gaming Authority.

(d)                                 Subject to Section 2.2, if, prior to the time at which a Demand Registration Statement is declared effective, a Holder sells, assigns or otherwise transfers any Equity Securities to any Person who (i) is not treated as an Assignee pursuant to clause (c)(ii) above and (ii) immediately after such transfer may not freely sell all such Equity Securities without any limitation under the Securities Act, the Company shall include such Equity Securities in such Demand Registration Statement and, with respect to such Demand Registration Statement, such Person shall be treated as an Assignee and have the rights of a Holder under this Agreement (which, for the avoidance of doubt, shall not include the right to be an Initiating Holder).

(e)                                  Each Indemnitee shall be a third party beneficiary of the provisions of Section 2.6 and shall be entitled to enforce such provisions directly.

5.3.                            Notice.  Unless otherwise provided herein, all notices, requests, demands, claims and other communications provided for under the terms of this Agreement shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be sent (i) by personal delivery (including receipted courier service) or overnight delivery service, (ii) if to the Company, by facsimile during normal business hours, with confirmation of receipt, to the number indicated, (iii) by reputable commercial overnight delivery service courier or (iv) by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

(a)                                 If to any of the Holders, to the addresses set forth on this signature page hereto.

(b)                                 If to the Company, to:

Affinity Gaming, LLC

3440 West Russell Road

Las Vegas, Nevada  89118

Attention:  General Counsel

Facsimile: (702) 227-9498

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:  Jason K. Zachary

Facsimile:  (212) 446-6460

All such notices, requests, consents and other communications shall be deemed to have been given when received.  Any party may change its facsimile number or its address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner then set forth.

5.4.                            Governing Law; Venue; Service of Process; Waiver of Jury Trials.

(a)                                 Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

(b)                                 Venue and Service of Process.  By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal and state courts located in the State of New York in New York County (collectively, the “Selected Courts”) for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any action or proceeding relating thereto except in the Selected Courts, provided, that, a party may commence any action or proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of any process, summons, notice or document in any action or proceeding by registered first-class mail, postage prepaid, return receipt requested or by nationally recognized courier guaranteeing overnight delivery in accordance with Section 5.3 hereof and agrees that such service of process shall be effective service of process for any action or proceeding brought against it in any such court, provided, that, nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; (iii) waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the Selected Courts; and (iv) waives and agrees not to plead or claim in any court that any such action or proceeding brought in any such Selected Court has been brought in an inconvenient forum.  The court shall have the authority to award reasonable legal fees and court costs to the prevailing party.

(c)                                  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.5.                              Remedies.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached and further agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance of the terms and provisions of this Agreement.  Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.  Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.  In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions hereof), or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover, to the extent permitted by applicable law, attorneys’ fees in addition to its costs and expenses and any other available remedy.

5.6.                              Further Assurances.  Each party hereto shall cooperate with each other party, shall do and perform or cause to be done and performed all further acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.7.                              Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

5.8.                              Entire Agreement.  This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

5.9.                              Termination.  This Agreement (including, for the avoidance of doubt, any obligation to enter into any lock-up agreement) shall terminate with respect to any Holder when such Holder no longer owns any Registrable Securities; provided that any rights of a Holder or any other Indemnitee under Section 2.6 shall continue indefinitely.

5.10.                        Confidentiality.  This Agreement shall be treated as confidential by the parties hereto and shall not be used or disclosed to third parties except as permitted under this Agreement or as required by law or by or through a judicial, administrative, governmental or self-regulatory organization, or in connection with any process, investigation, inquiry or proceeding thereby.

5.11.                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

5.12.                        General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. References to statutory provisions shall be deemed to include successor provisions.  Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Sections refer to Sections of this Agreement.  Words of inclusion shall not be construed as terms of limitation herein, so that references to “include”, “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

AFFINITY GAMING, LLC

By:	/s/ David D. Ross
	Name:	David D. Ross
	Title:	Chief Executive Officer

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

HOLDERS:

SPH INVESTMENT, LLC

By:	/s/ Frederick H. Fogel
Name:	Frederick H. Fogel
Title:	Authorized Signatory

Copies of all notices to each of the above holders must be
sent to each of:

Vick Sandhu
vsandhu@silverpointcapital.com
Tel: 203-542-4255
Fax: 203-542-4355
c/o Silver Point Capital
2 Greenwich Plaza, 1st Floor
Greenwich, CT 06830

Credit Admin
creditadmin@silverpointcapital.com
Tel: 203-542-4436
Fax: 203-542-4536
c/o Silver Point Capital
2 Greenwich Plaza, 1st Floor
Greenwich, CT 06830

Tim Lavelle
tlavelle@silverpointcapital.com
Tel: 203-542-4214
Fax: 203-542-4314
c/o Silver Point Capital
22 W Washington, Ste 1500
Chicago, IL 60657

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attn: Jonathan S. Adler

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE